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                                                                   Exhibit 10.12


                           SALES COMMISSION AGREEMENT


         THIS SALES COMMISSION AGREEMENT (this "Agreement") is entered into as of January 20, 2005 by and between Avante Holding Group, Inc., a Florida Corporation (the "Consultant"), and Alternative Construction Company, Inc., a Florida Corporation (the "Company").

         WHEREAS, the Company desires to be assured of the association and services of the Consultant in order to avail itself of the Consultant's experience, skills, abilities, knowledge, and background and is therefore willing to engage the Consultant upon the terms and conditions set forth herein;

         WHEREAS, the Consultant agrees to be engaged and retained by the Company upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the covenants, agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

1. Consulting Services. The Consultant agrees to provide sales leads (the "Services") to the Company, for the purchase of Structural Insulated Panels and components thereof. Sales Leads will be updated in Attachment A on a continual basis.

2. Term. The term of this Agreement shall commence as of the date hereof and shall be effective for a period of five (5) years (the "Term") with two automatic five-year extensions.

3. Direction, Control and Coordination. The Consultant shall perform the Services independently and without guidance and direction from the Company Board of Directors.

4. Dedication of Resources. The Consultant shall devote such time, attention and energy as is necessary to perform and discharge the Services in an efficient, trustworthy, and businesslike manner. The Company acknowledges that the Consultant has other duties outside of its duties under this Agreement.

5. Standard of Performance. The Consultant shall use his best reasonable efforts to perform the Services in a professional, efficient and effective manner. The Consultant shall perform the Services in conjunction and cooperation with the Company.

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6. Compensation. As compensation for performing the Services, the Company shall pay the Consultant ten cents ($0.10) per square foot sold to any lead provided by Avante Holding Group, Inc.

7. Expenses. The Company shall not reimburse the Consultant for any out-of-pocket expenses incurred in connection with the Services.

8. Confidential Information. The Consultant recognizes and acknowledges that he has had and will continue to have access to confidential information of the Company and its affiliates, including, without limitation, information and knowledge pertaining to products and services offered, inventions, innovations, designs, ideas, plans, trade secrets, proprietary information, advertising, distribution and sales methods and systems, and relationships between the Company and its affiliates and customers, clients, suppliers and others who have business dealings with the Company and its affiliates ("Confidential Information"). The Consultant acknowledges that such Confidential Information is a valuable and unique asset and covenants that he will not, either during or for five years following the termination of this Agreement, disclose any such Confidential Information to any person for any reason whatsoever or use such Confidential Information (except as his duties hereunder may require) without the prior written authorization of the Company, unless such information is in the public domain through no fault of the Consultant or except as may be required by law. Upon the Company's request, the Consultant will return all tangible materials containing Confidential Information to the Company.

9. Relationship. This agreement does not create, and shall not be construed to create, any joint venture or partnership between the parties. No officer, employee, agent, servant, or independent contractor of the Consultant, nor their affiliates, shall at any time be deemed to be an employee, agent, servant, or broker of the Company for any purpose whatsoever solely as a result of this Agreement. Further, the Consultant shall have no right or authority to assume or create any obligation or liability, express or implied, on the Company's behalf, or to bind the Company in any manner whatsoever.

10. Notices. Any notice required or desired to be given under this Agreement shall be in writing and shall be deemed given when personally delivered or sent by certified or registered mail to the following addresses, or such other address as to which one party may have notified the other in such manner:

                           If to the Company/Individual:
                           Alternative Construction Company, Inc.
                           1900 S. Harbor City Blvd, Suite 315
                           Melbourne, Florida 32901


If to the Consultant:      Avante Holding Group, Inc.
                           1900 S. Harbor City Blvd, Suite 315
                           Melbourne, Florida 32901


11. Applicable Law. The validity, interpretation and performance of this Agreement shall be controlled by and construed under the laws of the State of Florida.

12. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions of this Agreement.

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13. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach by such party. No waiver shall be valid unless in writing and signed by an authorized officer of the Company or the Consultant.

14. Binding Effect. This Agreement shall be binding upon the parties and their respective personal representatives, successors and assigns.

15. Entire Agreement and Changes. This Agreement contains the entire understanding of the parties with respect to its subject matter. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

16. Counterparts. This Agreement may be executed in counterparts each of which shall constitute an original document, and both of which together shall constitute the same document.

17. Conflict of Interest: It is understood by both parties that several of Avante Holding Group, Inc shareholders are material owners of Alternative Construction Company, Inc.. The Company and Consultant agree that no Conflict of Interest exist and waive any potential conflicts of interest that may arise.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                                THE COMPANY:

                                /s/
                                ------------------------------------
                                Signature
                                Name:
                                As:

                                THE CONSULTANT:

                                ------------------------------------
                                Signature

                                ------------------------------------
                                Print Name

                                ------------------------------------
                                Social Security Number



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                                    EXHIBIT A
                                   Sales Lead


New Century Structures, Inc.
8427 South Park Circle, Suite 150
Orlando, FL  32819







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